Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 6 of our report dated August 8, 2013, except for Note 3, 6, 13 and 15 which were dated at December 16, 2013 and Note 16 dated at January 23, 3014, on the financial statements of Geo JS Tech Group Corp. (the "Company") as of March 31, 2013 and 2012.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Albert Wong & Co., LLP.
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Albert Wong & Co., LLP
New York, NY
March 7, 2014